Exhibit 99.1

SCHEDULE B

TRANSACTIONS IN THE COMMON STOCK EFFECTING DURING THE PAST 60 DAYS BY THE REPORTING PERSON

The following table sets forth all transactions in the Common Stock effected in the past 60 days by the Reporting Persons. Except as noted below, all such transactions were effected by the Reporting Person in the open market through brokers, and the price per share does not include brokerage commissions and transaction costs.

Name of Reporting Person	Date of Transaction	Shares Purchased (Sold)	Price Per Share ($)
Globalharvest Holdings Venture Ltd.	7/17/2025	6,352	$12.49
Globalharvest Holdings Venture Ltd.	7/21/2025	1,138	$11.98
Globalharvest Holdings Venture Ltd.	7/25/2025	2,762	$12.00
Globalharvest Holdings Venture Ltd.	7/28/2025	5,216	$12.00
Globalharvest Holdings Venture Ltd.	7/30/2025	18,400	$12.00
Globalharvest Holdings Venture Ltd.	7/31/2025	42,868	$12.33
Globalharvest Holdings Venture Ltd.	8/1/2025	31,288	$12.32
Globalharvest Holdings Venture Ltd.	8/4/2025	18,542	$12.27
Globalharvest Holdings Venture Ltd.	8/5/2025	46,281	$12.38
Globalharvest Holdings Venture Ltd.	8/6/2025	16,160	$12.39
Globalharvest Holdings Venture Ltd.	8/7/2025	5,482	$12.38
Globalharvest Holdings Venture Ltd.	8/8/2025	24,608	$12.40
Globalharvest Holdings Venture Ltd.	8/11/2025	90,369	$12.35
Globalharvest Holdings Venture Ltd.	8/12/2025	71	$12.40
Globalharvest Holdings Venture Ltd.	8/13/2025	660	$12.40
Globalharvest Holdings Venture Ltd.	8/14/2025	25,694	$12.40
Globalharvest Holdings Venture Ltd.	8/15/2025	116,845	$12.27
Globalharvest Holdings Venture Ltd.	8/18/2025	70,878	$12.40
Globalharvest Holdings Venture Ltd.	8/19/2025	34,376	$12.40
Globalharvest Holdings Venture Ltd.	8/21/2025	669	$12.40
Globalharvest Holdings Venture Ltd.	8/26/2025	2,989	$12.40
Globalharvest Holdings Venture Ltd.	8/27/2025	9,786	$12.40
Globalharvest Holdings Venture Ltd.	8/28/2025	14,392	$12.40
Globalharvest Holdings Venture Ltd.	9/2/2025	8,503	$12.40
Globalharvest Holdings Venture Ltd.	9/3/2025	5,605	$12.40
Globalharvest Holdings Venture Ltd.	9/4/2025	10,251	$12.40
Globalharvest Holdings Venture Ltd.	9/8/2025	60,268	$12.40
Globalharvest Holdings Venture Ltd.	9/10/2025	175,518	$12.37
Globalharvest Holdings Venture Ltd.	9/11/2025	137,107	$11.91